UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004 (May 9, 2004)

SunTrust Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-08918	58-1575035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    404-588-7165

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	Other Events and Regulation FD Disclosure.

On May 9, 2004, SunTrust Banks, Inc. ("SunTrust") and National Commerce Financial Corporation ("NCF") announced they had signed a definitive merger agreement. A copy of the joint press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Reference Number	Exhibit Description
99.1	Joint press release, dated May 9, 2004, issued by SunTrust and NCF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.

Date: May 10, 2004

By: /s/ Raymond D. Fortin Name: Raymond D. Fortin Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release, dated May 9, 2004, issued by SunTrust and NCF